Exhibit n.3

CONSENT

We hereby consent to the use in this Registration Statement on Form N-2 of our name and reference to, and inclusion of data contained in, our reports entitled “4Q ‘03 Venture Capital Investment Increases,” “Venture-Backed Valuations Decline in 4Q ‘03,” “Equity Financings for U.S. Venture-Backed Companies by Industry Group (1998-Q42004),” “Venture Capital Market Q4 ‘04” and “1Q ‘05 Financing Preview,” which appear in such Registration Statement.

/s/ Rizwan Hussain

Rizwan Hussain

Director, International Sales & Business Development

Dow Jones, VentureOne

201 Spear Street

4th Floor

San Francisco, CA 94105

May 4, 2005